Press Release                                                       EXHIBIT 99.2


   SIMCLAR, INC. (FORMERLY TECHDYNE, INC.) ANNOUNCES NEW TRADING SYMBOL: SIMC.

Hialeah, FL-September 4, 2003- Simclar, Inc (formerly Techdyne, Inc.) (NASDAQ:TCDN), a multi-plant electronics contract manufacturer announced today that effective tomorrow, Friday, September 5, 2003, at the start of market trading, its trading symbol on the NASDAQ National Market will be changed to "SIMC" on the NASDAQ. The symbol change to "SIMC" is being made in connection with the name change from Techdyne, Inc. to Simclar, Inc.

Simclar, Inc., with five North American manufacturing locations, has been engaged in contract manufacturing of electronic and electro-mechanical products for OEMs for 27 years.

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, and markets for the Company's products and services are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's customer concentration, debt covenants, competition, and other risks detailed in the Company's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.




                 Contact: Barry Pardon, President, 305-827-5240